EXHIBIT 4.14

                           POLYMEDICA INDUSTRIES, INC.
                    POLYMEDICA PHARMACEUTICALS (U.S.A.), INC.
                 POLYMEDICA PHARMACEUTICALS (PUERTO RICO), INC.
                                 11 State Street
                           Woburn, Massachusetts 01801

                                January 23, 1997

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02117

Ladies and Gentlemen:

         POLYMEDICA INDUSTRIES, INC., a Massachusetts corporation (the "Parent"), and POLYMEDICA PHARMACEUTICALS (U.S.A.), INC., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Parent (the "Company"), and POLYMEDICA PHARMACEUTICALS (PUERTO RICO), INC., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Company ("PPR") (the Company and PPR are sometimes collectively referred to as the "Borrowers" and each as a "Borrower"), agree with you as follows:

         1. Definitions. Reference is hereby made to that certain Note and Warrant Agreement dated January 26, 1993, as amended and supplemented by twelve letter agreements dated April 27, 1993, June 15, 1993, March 29, 1994, June 17, 1994, June 30, 1994, October 27, 1994, June 26, 1995, October 18, 1995, January
1, 1996, June 19, 1996, August 2, 1996 and October 30, 1996 (the "Note and Warrant Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Note and Warrant Agreement.

         2.  Waiver  of  Default  under  Section  14.7 of the Note  and  Warrant
Agreement. The Parent and the Borrowers hereby request that you waive any Default or Event of Default arising solely from the failure of the Company to comply with the provisions of sections 14.7 (a) and (b) of the Note and Warrant Agreement for the period of four (4) consecutive quarterly accounting periods ended December 31, 1996. In consideration of the representations, warranties and agreements of the Parent and the Borrowers set forth herein, you, by your signature below, hereby grant such waiver, solely with respect to such period four (4) consecutive quarterly accounting periods.


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         3.  No Default, Representations and Warranties, etc.

                  (a) The Parent and the Borrowers represent and warrant that the representations and warranties contained in the Note and Warrant Agreement and the other Operative Agreements are correct on and as of the date hereof as if made on such date (except to the extent affected by the consummation of transactions permitted by the Note and Warrant Agreement) and that no Default or Event of Default exists.

                  (b) The Parent and the Borrowers each ratify and confirm the Note and Warrant Agreement and each of the other Operative Agreements to which each is a party and agree that each such agreement, document and instrument is in full force and effect, that its obligations thereunder and under this Letter Agreement are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof and that it has no defense, whether legal or equitable, set off or counterclaim to the payment and performance of such obligations.

                  (c) The Parent and the Borrowers agree that (i) if any default shall be made in the performance or observance of any covenant, agreement of condition contained in this Letter Agreement or in any agreement, document or instrument executed in connection herewith or pursuant hereto or (ii) if any representation or warranty made by the Parent or the Borrowers herein or therein shall prove to have been false or incorrect on the date as of which made, the same shall constitute an Event of Default under the Note and Warrant Agreement and the other Operative Agreements and, in such event, you and each other holder of any of the Notes shall have all rights and remedies provided by law and/or provided or referred to in the Note and Warrant Agreement and the other Operative Agreements. The Parent and the Borrowers further agree that this Letter Agreement is an Operative Agreement and all references in the Note and Warrant Agreement and in any other of the other Operative Agreements referred to therein shall include this Letter Agreement.

         4. Payment of Transaction Costs. Concurrently with the execution of this Letter Agreement, the Parent and the Borrowers shall pay all reasonable fees and disbursements incurred by you at or prior to such time, including, without limitation, the reasonable fees, expenses and disbursements of your special counsel.



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         5.  Governing Law. This Letter Agreement, including the validity hereof and the rights and obligations of the parties  hereunder,  shall be construed in
accordance  with  and  governed  by  the  domestic   substantive   laws  of  The
Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         6. Miscellaneous. The headings in this Letter Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Letter Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Letter Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.



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         If you are in  agreement  with the  foregoing,  please sign the form of
agreement  on  the  accompanying   counterpart  hereof,  whereupon  this  Letter
Agreement shall become a binding agreement under seal among the parties hereto. Please then return one of such counterparts to the Company.

                                                     Very truly yours,

                                                     POLYMEDICA INDUSTRIES, INC.

                                                     By: /s/ Steven James Lee
                                                             Steven James Lee
                                                             Chairman and Chief
                                                             Executive Officer

                                                     POLYMEDICA PHARMACEUTICALS
                                                       (U.S.A.), INC.

                                                     By: /s/ Steven James Lee
                                                             Steven James Lee
                                                             Chief Executive
                                                             Officer

                                                     POLYMEDICA PHARMACEUTICALS
                                                       (PUERTO RICO), INC.

                                                     By: /s/ Steven James Lee
                                                             Steven James Lee
                                                             Chief Executive
                                                             Officer

         The terms and provisions of the foregoing Letter Agreement are hereby acknowledged and agreed to.

POLYMEDICA SECURITIES, INC.                          POLYMEDICA PHARMACEUTICALS
                                                     SECURITIES, INC.

By: /s/ Steven James Lee                             By: /s/ Steven James Lee
        Steven James Lee                                     Steven James Lee
        President                                            President

The foregoing is hereby accepted and agreed to:
JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY


By: /s/ D. Dana Donovan
        D. Dana Donovan
        Senior Investment Officer


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